UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2025

QDM International Inc.

(Exact name of registrant as specified in its charter)

Florida	001-27251	59-3564984
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1030B, 10/F, Ocean Centre, Harbour City,

5 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong

+ 852 34886893

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 16, 2025, QDM International Inc. (the “Company”) filed an Articles of Amendment to the Articles of Incorporation, as amended, of the Company (the “Amendment”) with the Florida Department of State to effect a reverse stock split of its issued and outstanding shares of common stock at a ratio of one (1) for thirty four (34) (the “Reverse Stock Split”), which became effective upon the filing of the Amendment with the Florida Department of State. The foregoing amendment was approved by the Company’s board of directors and shareholders holding approximately 93.6% of the voting power of the Company.

As a result of the Reverse Stock Split, each thirty-four (34) shares of the common stock issued and outstanding prior to the Reverse Stock Split were combined into one (1) share of the common stock, and the total number of issued and outstanding shares of common stock decreased from 291,563,930 shares to 8,575,410 shares. The Reverse Stock Split had no impact on the Company’s issued and outstanding shares of preferred stock other than that the conversion rate and voting rights of our Series C convertible preferred stock (the “Series C Preferred Stock”) will be proportionately adjusted.

On September 18, 2024, the Reverse Stock Split was announced by the Financial Industry Regulatory Authority with an effective date on September 19, 2025. The Company’s trading symbol will be “QDMID” for 20 trading days, including the effective date, after which it will revert to “QDMI.” The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 74738H403.

The description of the Amendment herein is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events.

On September 22, 2025, Mr. Huihe Zheng, converted 531,886 shares of Series C Preferred Stock into 58,507 shares of common stock, at an adjusted conversion rate of 0.11 for 1. After the conversion, no shares of Series C Preferred Stock are issued and outstanding.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to Articles of Incorporation of QDM International, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2025

QDM INTERNATIONAL INC.

By:	/s/ Huihe Zheng
Name:	Huihe Zheng
Title:	Chief Executive Officer

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